SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                   FORM 8-K/A
                                 CURRENT REPORT

                                 Amendment No. 1

                       Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  June 3, 1996


                         AMERICAN BANKNOTE CORPORATION
            (Exact name of Registrant as specified in its charter)



                                  DELAWARE
                (State or other jurisdiction of incorporation)


                 1-3410                           13-0460520
          (Commission File No.)       (IRS Employer Identification No.)


                  200 Park Avenue, New York, NY 10166-4999
             (Address of principal executive offices) (Zip Code)


        Registrant's Telephone No., including area code: (212) 557-9100

   The undersigned Company hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated June 18, 1996, as set forth in the pages attached hereto:

 Item 7 (a)    Financial Statements of Business Acquired
 Item 7 (b)    Pro Forma Financial Information

ITEM 7 -  Financial Statements, Pro Forma Financial Information and Exhibits
     (a)  Financial Statements of Business Acquired

     The following special purpose audited financial statements of Leigh-Mardon Security Group and the report of the Independent Accountants with respect thereto:

     1. Profit and loss statements and retained profits for the years ended June 30, 1995, 1994 and 1993.

     2.   Balance sheets  as of June 30, 1995 and 1994.

     3. Statements of cash flows for the years ended June 30, 1995, 1994 and 1993.

     4.   Notes to special purpose financial statements.

     5. Report of Independent Accountants with respect to the balance sheets of Leigh-Mardon Security Division as of June 30, 1995 and 1994 and the related profit and loss statements and retained profits, and statement of cash flows for each of the three years in the period ended June 30, 1995, all prepared in Australian dollars.

LEIGH MARDON SECURITY DIVISION

SPECIAL PURPOSE FINANCIAL STATEMENTS

FOR THE THREE YEARS IN THE PERIOD ENDED

30 JUNE 1995

Page 1
LEIGH MARDON SECURITY DIVISION
PROFIT AND LOSS STATEMENTS
FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995


                                      Note        1995            1994           1993
                                                  $A              $A             $A
Revenue
Sales revenue                           2      104,844,693     102,628,356     67,330,627
Other revenue                           3        1,102,020         917,003        596,036

Total revenue                                  105,946,713     103,545,359     67,926,663

Operating profit before abnormal
  items and income tax                  4       15,960,957      15,743,994      8,169,191
Abnormal items                          5       (5,026,079)              -     (1,800,000)

Operating profit before income tax              10,934,878      15,743,994      6,369,191
Income tax expense attributable to
  operating profit                      6       (3,805,535)     (5,436,186)    (2,945,342)

Operating profit after tax                       7,129,343      10,307,808      3,423,849
Retained profit/(loss) brought forward          (6,342,732)     (7,519,555)    (5,230,784)
Adjustment due to initial adoption of
  Accounting Standard AASB 1028,
  Accounting for Employee Entitlements            (781,584)              -              -

Total available for appropriation                    5,027       2,788,253     (1,806,935)
Transfers (from)/to retained
  profit/loss                           17      (5,849,555)     (9,130,985)    (5,712,620)
Retained profit/(loss) at the end of
  the period                                    (5,844,528)     (6,342,732)    (7,519,555)



The profit and loss statements are to be read in conjunction with the notes to and forming part of the special purpose financial statements set out on pages 4 to 26.

Page 2
LEIGH MARDON SECURITY DIVISION
BALANCE SHEETS





                                   Note            1995             1994
                                                   $A               $A

Current assets
Cash                                 7              176,885           201,453
Receivables                          8           12,830,264        13,481,553
Inventories                          9           13,561,773        10,573,973

Total current assets                             26,568,922        24,256,979


Non-current assets
Property, plant and equipment        10          20,573,248        21,586,776
Intangibles                          11          59,913,665        60,542,806
Other                                12             569,929         1,940,819

Total non-current assets                         81,056,842        84,070,401


Total assets                                    107,625,764       108,327,380


Current liabilities
Creditors and borrowings             13          11,838,043        13,599,530
Provisions                           14           7,311,709         8,904,153

Total current liabilities                        19,149,752        22,503,683


Non-current liabilities
Creditors and borrowings             15             288,691           285,708
Provisions                           16           2,147,518         1,733,415

Total non-current liabilities                     2,436,209         2,019,123


Total liabilities                                21,585,961        24,522,806

Net assets                                       86,039,803        83,804,574

Shareholder's equity
Investors equity                      17         90,594,665        89,111,812
Reserves (capital)                    17          1,289,666         1,035,494
Retained profits / (losses)           17         (5,844,528)       (6,342,732)

Total shareholder's equity                       86,039,803        83,804,574



The balance sheets are to be read in conjunction with the notes to and forming part of the special purpose financial statements set out on pages 4 to 26.

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Page 3
LEIGH MARDON SECURITY DIVISION
STATEMENT OF CASH FLOWS
FOR THE THREE YEARS IN THE PERIOD ENDED 30 JUNE 1995


                                       Note       1995            1994           1993
                                                  $A              $A             $A
Cash flows from operating activities
Cash receipts in the course of operations      105,380,818      99,171,716     67,673,755
Cash payments in the course of
  operations                                   (86,311,525)    (76,794,577)   (53,090,427)
Interest received                                   19,337          41,231         15,019
Interest paid                                   (1,248,745)     (1,156,856)    (1,093,000)
Abnormal items                                  (5,026,079)              -              -

Net cash provided by operating
  activities                           23(iii)  12,813,806      21,261,514     13,505,347

Cash flows from investing activities
Payments for property, plant and
  equipment                                     (3,921,534)     (5,000,280)    (5,382,755)
Proceeds from sale on non-current assets           410,524         201,515        151,803
Payments for acquisition of businesses                   -     (20,043,604)             -

Net cash used in investing activities           (3,511,010)    (24,842,369)    (5,230,952)

Cash flows from financing activities
Advance / (repayments) of investors
  equity                                        (7,899,867)      3,462,614     (8,554,071)
Payment of finance leases                         (330,046)       (651,163)             -

Net cash used by financing activities           (8,229,913)      2,811,451     (8,554,071)

Net increase (decrease) in cash held             1,072,883        (769,404)      (279,676)
Cash at the beginning of the financial
  year                                 23(i)      (853,789)        (84,385)       195,291

Cash at the end of the financial year  23(i)       219,094        (853,789)       (84,385)



The statements of cash flows are to be read in conjunction with the notes to and forming part of the special purpose financial statements set out on pages 4 to 26.
/TABLE

Page 4
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995

1    Accounting policies

The significant policies which have been adopted in the preparation of these financial statements pursuant to Australian Generally Accepted Accounting Principles are:

Basis of preparation

The financial statements have been drawn up as a special purpose financial report as a result of sale agreements between certain Amcor Limited controlled entities and the Purchaser, being certain controlled entities of American Banknote Corporation.

The Economic Entity is the Leigh Mardon Security Division which comprises:

*    Fortronic Technology Pty Ltd;
*    The following divisions of Leigh Mardon Pty Ltd;
     -   Datacard;
     -   Security printing;
     -   Barcodes;
*    The Datacard division of Leigh Mardon (NZ) Limited;
*    The Cheque print division of Containers Packaging (NZ) Limited; and
*    The Echo Pacific division of Kiwi Packaging (Cartons) Limited.

All these entities are under the common control of Amcor Limited.

The financial statements have been drawn up in accordance with applicable Australian Accounting Standards, Urgent Issues Group Consensus Views, and
Schedule 5 to the Corporations Regulations that have a material effect, with the following exception:
* the financial statements are a combined set of accounts comprising a number of entities and other financial information and do not satisfy the definition of an economic entity as prescribed in AASB 1024 Consolidated Accounts.

Reporting currency

These financial statements have been prepared in Australian dollars ($A).

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Page 5
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995

1    Accounting policies (continued)


Taxation

The Economic Entity adopts the accounting policy for treatment of income tax as set out in Accounting Standard AASB 1020 (Tax Effect Accounting) whereby the taxation benefits or liabilities, calculated at the current rate of tax, which arise due to differences between the time when items are taken up in the entity's accounts and when they are to be taken up for income tax purposes are shown either as a future tax benefit or as a deferred tax liability. Where applicable, the future tax benefit relating to tax losses is not carried forward as an asset unless the benefit can be regarded as being virtually certain of realisation. These benefits will be brought to account as a reduction in income tax expense in the period in which they are recouped.


Depreciation

Plant and equipment, are depreciated at rates based upon their expected useful lives using the straight line method:

                            Rate

*    Computer equipment;     20%
*    Motor vehicles; and     15%
*    All other assets.        8%

* Leasehold improvements are amortised over the period of the lease or their estimated useful lives whichever is the shorter.

Employee benefits

Up to the period ended 30 June 1994, provisions for employee benefits such as wages, salaries, sick leave, annual leave and long service leave, etc., were calculated to cover accumulated entitlements at balance date.

From 1 July 1994, provisions for employee entitlements were calculated in accordance with the new Accounting Standard AASB 1028 (Accounting for Employee Entitlements). These employee entitlements include, where appropriate, forecast future increases in wages and salaries, grossed up for on-costs, and based on the Economic Entity's experience with staff departures. Provisions relating to long service leave, related on-costs and WorkCover self-insurance have been calculated to represent the present value of estimated future cash outflows discounted to balance date. Liabilities for employee entitlements which are not expected to be settled within 12 months are discounted using the rate attaching to those national government securities at balance date which most closely match the terms of maturity of the related liabilities.

The adjustment resulting from the initial adoption of AASB 1028 was booked to retained earnings / accumulated losses.

Page 6
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995

1    Accounting policies (continued)

Consolidated accounts

The financial statements are a combined set of accounts comprising a number of entities (detailed above) and other financial information. The balances and effects of transactions between these entities have been eliminated.

Property, plant and equipment

Depreciable property, plant and equipment are shown in the accounts at cost or valuation less provisions for depreciation. Depreciation rates are based upon expected useful lives using the straight line method.

The carrying amounts of all property, plant and equipment are reviewed annually. If the carrying amount of an item of property, plant and equipment exceeds recoverable amount, the asset is written down to the lesser amount. In assessing recoverable amount, the relevant cash flows are not discounted to their present value.

Inventories

Inventories on hand are valued at the lower of cost (including an appropriate proportion of fixed and variable overheads) or net realisable value in the normal course of business.

Foreign currency translation

The financial statements of overseas controlled entities which are classified as being financially and operationally independent are converted to the reporting currency at balance date using the current rate method as set out in Accounting Standard AASB 1020 (Foreign Currency Translation). Any exchange gains / losses arising from the effect of the translation of the balance sheets are transferred to the exchange fluctuation reserve.

All material foreign currency transactions are subject to forward cover / hedge contracts and any exchange gains / losses arising from the effect of currency fluctuations on the underlying transactions are offset by the exchange gains / losses on the forward cover / hedge contract.

The approximate rate of exchange as of the purchase date between the US$ and the $A was 0.79.

Leased assets

The Economic Entity adopts the provisions of Accounting Standard AASB 1008 (Accounting for Leases) in respect of those assets of the Economic Entity which are the subject of finance leases.

Page 7
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995

1    Accounting policies (continued)

Goodwill

The Economic Entity recognises goodwill on acquisitions of controlled entities and businesses as required by Accounting Standard AASB 1013 (Accounting for Goodwill). Substantially all of the Economic Entity's goodwill is systematically amortised using the inverted-sum-of-the-digits method over the period of time during which the benefits are expected to arise, but for a period not exceeding twenty years. The unamortised balance of goodwill is reviewed annually and adjusted where it is considered necessary.

Superannuation funds

The Economic Entity contributes to various superannuation funds.
Contributions are charged against profit as and when they are paid or are payable.

Page 8
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995


2   Sales revenue
                                                   1995            1994         1993
                                                   $A              $A           $A

Net sales
- -  external                                     104,844,693     102,610,613   67,101,782
- -  to controlled entities of
   Amcor Limited                                          -          17,743      228,845

Total sales revenue                             104,844,693     102,628,356   67,330,627



3    Other revenue

Interest received
- -  from other persons                                19,937          41,231       15,019

Other income
- -  Proceeds of disposal of property,
     plant and equipment                            410,524         201,515      151,803
- -  Other revenue
     -  from other persons                          671,559         674,257      429,214

Total other income                                1,082,083         875,772      581,017


Total other revenue                               1,102,020         917,003      596,036

Page 9
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995

                                        Note    1995            1994         1993
                                                $A              $A           $A

4    Operating profit
Operating profit is arrived at
  after charging / (crediting):

Amortisation and depreciation of:

- -  property, plant and equipment               4,553,593       3,475,290     3,471,708
- -  leased plant and equipment                     14,319         188,000             -
- -  goodwill                                      677,991         446,409       214,947

Amounts received or due and
  receivable by the auditors
- -  KPMG (Australia)*
   auditing the financial statements                   -               -             -
   other services                                      -               -             -
- -  other Auditors
   auditing the financial statements              21,395           8,671         2,135
   other services                                      -               -             -

*  KPMG audit fees in Australia are
   paid by Amcor Limited, the
   ultimate parent entity.

Interest paid
- -  to divisions of Amcor Limited               1,244,601       1,112,965     1,093,000
- -  to other persons                                    -             411             -
- -  finance charges leased assets                   4,144          43,480             -

Provisions
- -  employee benefits                           2,462,947       1,966,143     1,254,439
- -  doubtful debts                                 66,237          56,022         2,880
- -  diminution in inventories                     307,587          58,370       201,000
- -  other                                               -         790,590       260,000

(Profit) on disposal of property,
  plant and equipment                            (66,014)       (221,083)       (2,845)
Loss on disposal of property, plant
  and equipment                                   22,640         236,124        70,758
Rental charges - operating leases              2,392,373       2,525,710     1,867,507
Research and development costs                   290,041         144,339             -
Foreign currency exchange (gains)/
losses-realised                                  (15,325)        (23,121)        5,011
Foreign currency exchange (gains)/
losses-unrealised                                 (3,605)         (2,916)      (82,399)

Page 10
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995

                                              1995          1994          1993
                                              $A            $A            $A
5    Abnormal items

The operating profit includes the
  following abnormal gains/(losses)

Research and development
  costs written off                              -               -       (1,800,000)
Supply contract termination payment         (5,026,079)          -                -

Total abnormal items before tax             (5,026,079)          -       (1,800,000)

Income tax expense on abnormal items

Research and development costs
  written off                                        -           -          702,000
Supply contract termination payment          1,658,606           -                -

Total income tax expense / (benefit)
  on abnormal items                          1,658,606           -          702,000

Net (loss) on abnormal items after
  income tax                                (3,367,473)          -       (1,098,000)


6    Income tax expense

Prima facie tax expense calculated at
  the standard rate of 33% (1993: 39%)       3,608,510     5,195,518      2,483,985

Add/(deduct) the tax effect of
  permanent differences:
Goodwill amortisation                          223,737       147,315         83,829
Entertainment expenses                          36,653        86,855         40,554
Fringe benefits tax                                  -        40,185         37,440
Research & development incentive               (30,413)      (61,752)      (166,407)
Investment allowance                                 -       (39,553)             -
Other permanent differences                     10,375        67,618         28,706
Foreign tax rate differential                        -             -        (19,638)
Effect of local tax rate change                (21,900)            -         456,873
Over provision of tax in prior years           (21,427)            -               -

Total income tax expense                     3,805,535     5,436,186       2,945,342

Page 11
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995


                                                      1995           1994
                                                      $A             $A
7    Current assets: cash

Petty cash                                              22,308          33,336
Cash at bank                                           154,577         168,117

Total cash                                             176,885         201,453



8    Current receivables

Trade debtors                                       12,449,978      12,590,777
Less provision for doubtful debts                     (197,522)       (139,362)

Debtors net of provision                            12,252,456      12,451,415


Other debtors                                          231,373          43,075
Prepayments                                            101,837         976,635
Short term deposits                                    244,598          10,428

Total current receivables                           12,830,264      13,481,553


9    Current inventories

Raw materials and stores                             4,635,915       3,271,099
Work in progress                                     5,044,397       4,077,161
Finished goods                                       5,586,489       5,514,323
Provision for obsolescence                          (1,705,028)     (2,288,610)

Total current inventories                           13,561,773      10,573,973

Page 12
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995


                                                   1995              1994
                                                   $A                $A
10    Property, plant and equipment

Leasehold buildings
At cost                                             322,380            316,380
Less:  provision for amortisation                  (151,612)          (150,487)

Total                                               170,768            165,893

Plant and equipment
At cost                                          47,679,269         43,958,618
Less:  provision for depreciation               (27,276,789)       (23,291,450)

Total                                            20,402,480         20,667,168

Leased plant and equipment
Capitalised finance leases - at cost                      -            973,087
Less:  provision for amortisation                         -           (219,372)

Total                                                     -            753,715

Total property, plant and equipment              20,573,248         21,586,776


1    Intangibles
Goodwill - at cost                               61,253,597         61,204,161
Less: provision for amortisation                 (1,339,932)          (661,355)

Total intangibles                                59,913,665         60,542,806

Page 13
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995



                                                       1995           1994
                                                       $A             $A

12    Other non-current assets

Future income tax benefits arising from:
- -  accumulated timing differences                       372,205        227,690
- -  accumulated tax losses                                     -      1,636,835
Other non-current assets                                197,724         76,294

Total other non-current assets                          569,929      1,940,819


13    Current creditors and borrowings

Bank overdraft                                          202,389      1,065,670
Trade creditors and accruals                          8,434,083      9,171,474
Deferred revenue                                        478,668        754,901
Lease liabilities                                             -        330,046
Other creditors                                       1,909,343      1,650,983
Amounts owing to:
- -  controlled entities of Amcor Limited
   (trade related)                                      813,560        626,456

Total current creditors and borrowings               11,838,043     13,599,530


14    Current provisions - liability

Income tax                                            3,839,489      5,183,172
Employee benefits                                     3,055,807      2,613,737
Other                                                   416,413      1,107,244

Total current provisions - liability                  7,311,709      8,904,153

Page 14
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995



                                                       1995          1994
                                                       $A            $A

15    Non-current creditors and borrowings

Other creditors                                         288,691        285,708

Total non-current creditors and borrowings              288,691        285,708


16    Non-current provisions - liability

Employee benefits                                     1,953,712      1,671,078
Other                                                   193,806         62,337

Total non-current provisions - liability              2,147,518      1,733,415

Page 15
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995

17    Shareholder's equity
                           Investor's    Share       Retained    Exchange      Total
                           Equity        Premium    Profits     Fluctuation
                                         Reserve     /(losses)   Reserve
                                         (Capital)               (Capital)
                             $A           $A          $A             $A          $A
Balance - 1 July 1992      74,929,664    1,031,862  (5,230,784)           -    70,730,742
Operating profit after tax                           3,423,849                  3,423,849
Profit transferred (1)      5,712,620               (5,712,620)                         -
Advance/(repayments) of
  investors equity (2)     (8,554,071)                                         (8,554,071)

Balance - 30 June 1993     72,088,213    1,031,862  (7,519,555)           -    65,600,520

Operating profit after tax                          10,307,808                 10,307,808
Profit transferred (1)      9,130,985               (9,130,985)
Fluctuation on translation
  of foreign controlled
  entities                                                            3,632         3,632
Advance/(repayments) of
  investors equity (2)      3,462,614                                           3,462,614
Tax liability transferred
  to investors              4,430,000                                           4,430,000

Balance - 30 June 1994     89,111,812    1,031,862  (6,342,732)       3,632    83,804,574

AASB 1028 Adjustment                                  (781,584)                  (781,584)
Operating profit after tax                           7,129,343                  7,129,343
Profit transferred (1)      5,849,555               (5,849,555)                         -
Fluctuation on
  translation of
  foreign controlled
  entities                                                          254,172       254,172
Advance/(repayments) of
  investors equity (2)     (7,899,867)                                         (7,899,867)
Tax liability transferred
  to investors              3,533,165                                           3,533,165

Balance - 30 June 1995     90,594,665    1,031,862  (5,844,528)     257,804    86,039,803

     (1) The Datacard, Security Printing and Echo Pacific divisions transfer their profits to their respective parent entity at the end of each year.

     (2)  Refer Note 23 (ii): financing facilities.

Page 16
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995



                                                         1995         1994
                                                         $A           $A

18    Capital expenditure commitments

Contracted but not provided for:
- -  land and buildings                                          -              -
- -  plant and equipment                                         -              -
- -  other                                                  84,000              -

Total                                                     84,000              -

Periods during which these commitments
are payable:
- -  not later than one year                                84,000              -

Total                                                     84,000              -


19    Lease commitments

Finance leases
Lease commitments payable and provided for:
- -  not later than one year                                     -        334,190

Total minimum lease payments                                            334,190
Deduct: future finance charges                                 -          4,144

Lease liability (current)                                      -        330,046


Operating leases
Lease and hire commitments payable but not
provided for:
- -  not later than one year                             2,160,609      2,465,213
- -  later than one year but not later than
   two years                                           1,929,292      1,839,344
- -  later than two years but not later than
   five years                                          4,264,740      3,964,957
- -  later than five years                               1,152,502      2,160,320

Total minimum operating lease payments                 9,507,143     10,429,834

Page 17
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995


20    Contingent liabilities

The Entity is a party to legal proceedings that are considered to be either ordinary, routine litigation incidental to its business and not material to its financial position.

Under the terms of the Class Order issued by the Australian Securities Commission on 19 December 1991, which relieved certain wholly owned Australian subsidiaries from the requirement to prepare audited financial statements, Amcor Limited and certain subsidiaries have entered into approved deeds for the Gross Guarantee of liabilities. Fortronic Technology Pty Ltd and Leigh Mardon Pty Ltd have entered into these approved deeds. No liabilities subject to the Deeds of Gross Guarantee are expected to arise.

21    Parent and ultimate parent entity

The parent entity of each legal entity in the Leigh Mardon Security Division is:

                                         Parent Entity
Fortronic Technology Pty Ltd             Leigh Mardon Pty Ltd
Leigh Mardon Pty Ltd                     Containers Pty Ltd
Leigh Mardon (NZ) Limited                CPE Data Card Pty Ltd
Containers Packaging (NZ) Limited        Amcor Packaging (New Zealand) Ltd
Kiwi Packaging (Cartons) Limited         Containers Packaging (NZ) Limited

The ultimate parent entity for the purpose of Schedule 5 of the Corporations Regulations is Amcor Limited, a company incorporated in NSW.

Page 18
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995


22    Segment reporting

The Economic Entity manufactures various security products.

Geographic segments

                           Profit before tax                          Sales revenue
                         1995        1994        1993             1995         1994         1993
                         $A          $A          $A               $A           $A           $A

Australia              16,147,072  15,659,911   8,910,015       98,052,681   96,763,227   64,579,832
New Zealand             1,042,693   1,199,708     337,157        7,243,072    6,233,725    3,069,950


Profit before interest
and tax                17,189,765  16,859,619   9,247,172
Net interest           (1,228,808) (1,115,625) (1,077,981)
Abnormals              (5,026,079)          -  (1,800,000)
Inter-segment sales                                               (451,060)    (368,596)    (319,155)


                       10,934,878  15,743,994   6,369,191      104,844,693  102,628,356   67,330,627


                                                       Total assets
                                                 1995                  1994
                                                 $A                    $A

Australia                                     103,295,331           104,623,439
New Zealand                                     4,330,433             3,703,941

                                              107,625,764           108,327,380

Page 19
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995


23    Notes to the statements of cash flows

(i)  Reconciliation of cash

For the purpose of the Statements of Cash Flows, cash includes cash on hand and at bank and short term deposits at call, net of outstanding bank overdrafts. Cash as at the end of the financial year as shown in the Statements of Cash Flows is reconciled to the related items in the balance sheets as follows:

                                   Note        1995           1994
                                               $A             $A


     Cash                            7           176,885        201,453
     Short term deposits             8           244,598         10,428
     Bank overdraft                 13          (202,389)    (1,065,670)

                                                 219,094       (853,789)

(ii) Financing facilities

The Economic Entity has no financing facilities. Cash balances are swept daily to Amcor Limited and / or it controlled entities.

Page 20
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995

23    Notes to the statements of cash flows (continued)

                                            1995                1994             1993
                                            $A                  $A               $A
(iii) Reconciliation of operating
profit after income tax to net
cash provided by operating
activities

  Operating profit after income tax        7,129,343          10,307,808        3,423,849
  Add / (less) items classified as
  investing/ financing activities:
    (Profit)/loss on sale of
      non-current assets                     (43,374)             15,041           67,913
  Add/(less) non-cash items:
    Amortisation                             692,310             634,409          214,947
    Amounts set aside to provisions        2,836,771           2,871,125        1,718,319
    Depreciation                           4,553,593           3,475,290        3,471,708
    Notional tax charge                    3,604,000           4,901,000        4,023,000
    Research and development costs
      written off                                  -                   -        1,800,000

Net cash provided by operating
activities before change in assets and
liabilities                               18,772,643           22,204,673      14,719,736
Change in assets and liabilities
adjusted for effects of purchase and
disposal of controlled entities during
the financial year:
  (Increase)/decrease in inventories      (3,295,387)            (140,518)      1,667,513
  (Increase)/decrease in other debtors
     and prepayments                         686,500              925,771        (427,122)
  (Increase)/decrease in trade debtors       140,799           (4,130,897)        (86,086)
  (Increase)/decrease in other assets         83,891              (72,663)       (196,145)
  (Decrease)/increase in trade creditors    (550,287)           4,436,189       1,177,251
  (Decrease)/increase in deferred revenue   (276,233)                  -               -
  (Decrease)/increase in provisions       (3,087,266)          (3,125,080)     (1,195,722)
  (Decrease)/increase in other creditors     261,343              946,940      (1,044,519)
  (Decrease)/increase in income taxes
     payable                                  77,802              217,099      (1,109,559)

Net cash provided by operating
  activities                              12,813,806           21,261,514      13,505,347

Page 21
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995


24    Superannuation commitments

The Economic Entity participates in a number of superannuation funds which were established to provide benefits for employees and their dependents. The funds cover Amcor Limited (and / or its controlled entities) sponsored plans, industry / union plans and government plans.

Amcor Limited sponsored plans

The principal benefits are pensions or lump sums for members on resignation, retirement, death or total permanent disablement. These benefits are determined on either a defined benefit or accumulation benefit basis.

Employee contribution rates are either fixed by the rules of each fund or selected by members from a specified range of dates. In addition to legislative requirements, employer companies contribute to the balance of the cost required to fund the defined benefits or, in the case of accumulation funds, the amounts set out in the appropriate fund rules. There exists a legally enforceable obligation on the employer companies to make such contributions as are required under the rules.

                                        1995          1994        1993
                                        $A            $A          $A
Employer contributions made to
  Defined Benefit Funds                 882,402       986,436     429,392


Following the sale agreement, members of the Amcor Limited (and / or its controlled entities) sponsored plans will be transferred to the Purchaser's fund(s). The transfer amounts will be determined by Actuaries. Following the most recent actuarial review of each fund the actuary in each case concluded that the assets of each fund were sufficient to cover the value of accrued benefits.

Page 22
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995

25    Related party disclosures
                                                1995         1994          1993
                                                $A           $A            $A
Transactions with Amcor Limited and/
or its controlled entities:
(1)  Management fee paid to Containers
Packaging head office
(Amcor Limited) (i)                              474,000      418,000       313,000

(2)  Management fee paid to Leigh Mardon
Pty Ltd head office (i)                        1,837,000    1,336,000       151,000

(3)  Working capital interest paid to
Containers Packaging head office
(Amcor Limited) (ii)                           1,212,572    1,112,965     1,093,000

(4)  Paper products purchased from
Amcor Limited controlled entities (iii)        4,703,117    3,323,666     3,111,571

(5)  Sales by the Security division
to Amcor Limited controlled entities (iii)        84,758       17,743       228,845

(6) During the year ended 30 June 1995, $A1,625,363 of carried forward tax losses were transferred at full consideration, to Leigh Mardon Pty Ltd group companies. The transferee companies are not part of the Economic Entity.


(i) Fees paid to respective head office to recover head office expenditure such as administration, accounting, credit control, IT System support, audit, business development etc. Charges based on proportional revenue basis.

(ii) Working capital interest is calculated monthly based on levels of stock, trade debtors less trade creditors. Interest rate used is the Westpac Reference Lending Rate.

(iii) These transactions are in the ordinary course of business and on normal terms and conditions.

26    Acquisition of Businesses

In August 1993 the Security Printing business of John Sands was acquired for cash consideration of $A19,025,253.

In May 1994 the Chequeprint business was acquired in New Zealand for cash consideration of $A1,018,351.

Page 23
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995


27    Information for United States investors

The special purpose financial statements of the Economic Entity are prepared in accordance with Generally Accepted Accounting Principles applicable in Australian ("Australian GAAP") (refer Note 1), which differ in certain significant respects from Generally Accepted Accounting Principles in the United States ("US GAAP").

The following is a summary of the major differences between Australian GAAP and US GAAP that affect the Economic Entity which provides an expansion of certain information included in the notes to and forming part of the accounts.

(a) The term "provisions" is used in Australian GAAP to designate accrued expenses with no definitive payment date. This can include such items as employee leave entitlements not yet taken. Classification between current and non-current is generally based on management assessments.

Provisions disclosed in notes 14 and 16 comply in all material respects with US GAAP.

(b)  Goodwill amortisation

Under Australian GAAP goodwill is amortised using the inverse sum of the digits method over periods not exceeding 20 years.

The Economic Entity has formally adopted for US GAAP purposes the policy of straight line amortisation and a 25 year life for goodwill.

(c)  Research and development

In the fiscal year ended 30 June 1993, the accounts include an abnormal write-off of research and development costs of $A1,800,000. This amount includes $A1,603,855 which was incurred prior to 30 June 1992. To comply with US GAAP an adjustment has been made to expense the $A1,603,855 in the fiscal years prior to 30 June 1993.

(d)  Employee entitlements

As described in note 1, the Economic Entity adopted the accounting for employee entitlements in accordance with Accounting Standard AASB 1028 "Accounting for Employee Entitlements". Under Australian GAAP, the cumulative effect was recorded as an adjustment to beginning retained profits at 1 July 1994. The cumulative effect of such adoption under Australian GAAP is materially consistent with the requirements of US SFAS 112, "Employees' Accounting for Postemployment Benefits", which was effective for fiscal 1995. However, under US GAAP the cumulative effect of such adoption is required to be presented as a separate component of fiscal 1995's statement of income.

Page 24
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995


27    Information for United States investors (continued)

(e)  Pension Plans

As detailed in Note 24, contributions to defined benefit plans have resulted in the plans, in respect of employees of the Economic Entity, being fully funded and adequate to sustain the actuarially calculated obligations. As the actuarial obligation entitlements will be transferred as part of the sale agreement, the expense per Australian GAAP represents actual expenses incurred by the entities during the periods reported. While it is not practical to complete the detailed calculations required by SFAS 87 in respect of the entities' employees - in order to determine whether pension expense disclosed in Note 24 would conform with US GAAP requirements, it is estimated, based on the relationship of total Amcor SFAS 87 pension expense to the total Australian GAAP pension expense of the Amcor Limited Group, that the proportionately equivalent expense borne by these entities would not be materially different.

Page 25
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995


27    Information for United States investors (continued)
     Reconciliation of Accounts to US GAAP

                                                    1995          1994         1993
                                     Note           $A            $A           $A
Sales                                            104,844,693   102,628,356   67,330,627

Costs & expenses
  Cost of goods sold                              64,104,000    62,277,000   40,634,000
  Selling & administrative                        19,406,038    20,283,847   14,421,205
  Depreciation & amortisation                      5,245,903     4,109,699    3,686,655

                                                  88,755,941    86,670,546   58,741,860

Other (expense) income
  Interest expense                                (1,248,745)   (1,156,856)  (1,093,000)
  Foreign exchange gains/(losses),
  net                                                 18,930        26,037       77,388
  Other (note 3)                                   1,102,020       917,003      596,036
  Abnormal items (note 5)                         (5,026,079)            -   (1,800,000)

                                                  (5,153,874)     (213,816)  (2,219,576)
  Income before income taxes                      10,934,878    15,743,994    6,369,191
  Income tax charge                               (3,805,535)   (5,436,186)  (2,945,342)

Net profit reported using
Australian GAAP                                    7,129,343    10,307,808    3,423,849
Adjustment for goodwill amortisation     (b)      (1,772,152)   (2,041,758)  (1,590,606)
Research and development written off     (c)               -             -    1,603,855
Tax effect of above adjustments                            -             -     (625,503)

Income according to US GAAP before
changes in accounting principles                   5,357,191     8,266,050    2,811,595

Cumulative effect of adoption of
SFAS 112                                            (781,584)            -            -

Net income according to US GAAP                    4,575,607     8,266,050    2,811,595


/TABLE

Page 26
LEIGH MARDON SECURITY DIVISION
NOTES TO AND FORMING PART OF THE SPECIAL PURPOSE FINANCIAL STATEMENTS FOR THE THREE YEARS IN THE PERIOD ENDED JUNE 30, 1995


27    Information for United States investors (continued)

Reconciliation of Accounts to US GAAP

                                                  1995             1994
                                                  $A               $A

Total assets reported using Australian GAAP    107,625,764      108,327,380
Cumulative adjustment for goodwill
  amortisation  (b)                             (5,404,516)      (3,632,364)

Total assets according to US GAAP              102,221,248      104,695,016



Shareholders' equity at year end                86,039,803       83,804,574
Cumulative adjustment for goodwill
  amortisation  (b)                             (5,404,516)      (3,632,364)
Restatement of beginning retained profits          781,584                -
Cumulative adjustment for adoption of SFAS 112    (781,584)               -

                                                80,635,287       80,172,210

                      REPORT OF INDEPENDENT AUDITORS


To the directors of Amcor Limited

We have audited the accompanying financial statements of the Economic Entity as defined in Note 1. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Australia which do not differ in any significant respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Economic Entity at 30 June 1995 and 30 June 1994 and the results of its operations and its cash flows for each of the years in the three year period ended 30 June 1995, in conformity with accounting principles generally accepted in Australia.

As discussed in Note 1 to the financial statements, the Economic Entity changed its method of accounting for employee entitlement provisions effective 30 June 1994, and recorded the cumulative effect as an adjustment to beginning retained profits in accordance with accounting principles generally accepted in Australia.

Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States. The application of United States generally accepted accounting principles would have affected the results of operations for each of the years in the three year period ended 30 June 1995 and shareholders' equity at 30 June 1995 and 30 June 1994 to the extent summarised in Note 27 to the financial statements.


KPMG
Chartered Accountants
Melbourne  14, August 1996

ITEM 7 -  Financial Statements, Pro Forma Financial Information and Exhibits
     (b)  Pro Forma Financial Information

     COMBINED UNAUDITED PRO FORMA FINANCIAL INFORMATION

     On June 3, 1996, the Company acquired a 55% equity interest in American Banknote Australasia Ltd., an Australian corporation ("ABAL"), the purchaser of the assets and business of the Leigh-Mardon Security Group of Australia and New Zealand ("Leigh-Mardon"), from Amcor Limited ("Amcor"). ABAL's products and services include financial and telephone cards, personalization systems, bank and personal checks, electronic printing and service applications, driver's licenses, payment systems and electronic point of sale terminals.
The purchase price including fees and expenses in connection with the acquisition and financing was approximately $80.0 million, subject to adjustment. The Company invested approximately $7.2 million cash and an Amcor subsidiary acquired a 45% equity interest for approximately the same amount.

     The transaction was financed, by the issuance of senior financing ("Non-recourse Senior Debt") of approximately $53.5 million and the issuance of subordinated financing ("Non-recourse Subordinated Debt") of approximately $18.4 million. The excess proceeds of the financing and equity investments will be used for working capital purposes of ABAL.

     The unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 1996 and the year ended December 31, 1995 combines the historical results of operations of the Company ("ABN") and Leigh-Mardon and assumes that the acquisition had been effective as of the beginning of the periods presented. The Company believes the unaudited Pro Forma Combined Statements of Operations are not indicative of the actual results of operations that would have occurred had the purchase been made as of January 1, 1995 or of the results which will occur in the future.

     The acquisition was accounted for as a purchase transaction in accordance with APB No. 16 "Business Combinations." Based on a preliminary allocation of the purchase, the transaction resulted in approximately $52.9 million as the cost in excess of the fair market value of the underlying net assets acquired, which cost will be amortized over 25 years. The allocation of purchase price is preliminary and subject to adjustment upon receipt of final appraisal information and management's final estimates as to the fair value of assets acquired and liabilities assumed.

     The unaudited Pro Forma Combined Statements of Operations have been prepared using US Generally Accepted Accounting Principles ("GAAP"), including certain purchase accounting assumptions. The Leigh-Mardon historical financial statements included in the unaudited Pro Forma Combined Statements of Operations have been translated into US dollars using average exchange rates during the periods. The predecessor financial statements of Leigh-Mardon included elsewhere herein include adjustments or disclosures necessary to present the financial statements in accordance with GAAP.

    The unaudited Pro Forma Combined Statements of Operations is presented for informational purposes only and does not purport to represent what the Company's results of operations would have been had the transaction described in fact occurred at the beginning of the periods indicated or to project the Company's results of operations for any future date or period. The unaudited Combined Pro Forma Statements of Operations have been prepared by the Company and all calculations have been based upon assumptions deemed appropriate by the Company. Certain of these assumptions are set forth under the notes to the unaudited Pro Forma Combined Statements of Operations. These statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Company included in the Company's latest annual report on Form 10-K, the Company's latest quarterly reports on Form 10-Q (including Form 10-Q for the quarter ended June 30, 1996, which includes the balance sheet of Leigh-Mardon as of June 30, 1996 and its results of operations for the month of June 1996) and the historical financial statements and the notes thereto of Leigh-Mardon filed with this Form 8-K/A-1.

AMERICAN BANKNOTE CORPORATION
PRO FORMA COMBINED STATEMENT OF OPERATIONS- Unaudited
For the Six Months Ended June 30, 1996

Assumes that American Banknote Corporation ("ABN") Acquired Leigh-Mardon Security Group ("Leigh-Mardon") as of January 1, 1996 in a Purchase Transaction

                                For the Six Months Ended June 30, 1996
                                 (In thousands, except per share data)
                                            Leigh-      Pro        Pro
                                 ABN        Mardon      Forma     Forma
                              Historical  Historical   Adjust's  Combined
                                              (*)
Sales                         $130,681      $33,474              $164,155

Costs and expenses:
  Costs of goods sold           88,570       21,783               110,353
  Selling and administration    19,228        4,504                23,732
  Amortization of excess                                $ 890 (a)
      cost on transaction           -           800      (800)(b)     890
  Depreciation and
    amortization                 8,697        1,277       542 (c)  10,516
                               116,495       28,364       632     145,491

                                14,186        5,110      (632)     18,664

Other (expense) income                                    987 (d)
  Interest expense             (12,641)        (987)   (2,959)(e) (15,600)
  Foreign translation
    loss, net                     (136)           -                  (136)
  Other, net (including
    interest income)               380            5                   385
                               (12,397)        (982)   (1,972)    (15,351)

Income before taxes              1,789        4,128    (2,604)      3,313

Provision for taxes               (501)       1,793      (908)(f)     384
Income before
  minority interest              2,290        2,335    (1,696)      2,929

Minority interest                1,727           -        288 (g)   2,015
Income from
  continuing operations        $   563      $ 2,335   $(1,984)     $  914

Average shares outstanding      20,000                             20,000

Earnings per share from
  continuing operations          $ .03                              $ .05

(*) Additional five months of operations

Pro-Forma Adjustments
 (a) Amortization of excess cost of investment over fair value of net assets acquired over 25 years.
 (b)   Eliminate previous historical amortization.
 (c)   Adjustment based on additional fair value of fixed assets.
 (d) Eliminate interest expense charged by former parent corporation, no existing debt being assumed.
 (e)   Additional interest expense based on acquisition borrowings.
 (f)   Tax adjustment is based on deductible items at statutory rates.
 (g) Minority interest is based on 45% of the after tax earnings of Leigh-Mardon.

AMERICAN BANKNOTE CORPORATION
PRO FORMA COMBINED STATEMENT OF OPERATIONS - Unaudited
For the Year Ended December 31, 1995

Assumes that American Banknote Corporation ("ABN") Acquired Leigh-Mardon Security Group ("Leigh-Mardon") as of January 1, 1995 in a Purchase Transaction

                                 For the Year Ended December 31, 1995
                                 (In thousands, except per share data)
                                             Leigh-       Pro       Pro
                                 ABN         Mardon      Forma     Forma
                              Historical   Historical   Adjust's  Combined

Sales                         $206,164      $77,874                $284,038
Costs and expenses:
  Costs of goods sold          149,035       48,133                 197,168
  Selling and administration    39,851       13,341                  53,192
  Restructuring costs           14,304          -                    14,304
  Amortization of excess                                $2,038 (a)
    cost on transaction             -         1,845     (1,845)(b)    2,038
  Depreciation and
    amortization                14,824        2,600      1,326 (c)   18,750
                               218,014       65,919      1,519      285,452

                               (11,850)      11,955     (1,519)      (1,414)

Other (expense) income                                   2,007 (d)
  Interest expense             (23,147)      (2,007)    (6,773)(e)  (29,920)
  Foreign translation
    loss, net                      (38)           -                     (38)
  Other, net (including
    interest income)             2,824            -                   2,824
                               (20,361)      (2,007)    (4,766)     (27,134)

Income (loss) before taxes     (32,211)       9,948     (6,285)     (28,548)

Provision for taxes            (11,359)       4,089     (2,101)(f)   (9,371)
Income (loss) before
    minority interest          (20,852)       5,859     (4,184)(g)  (19,177)

Minority interest                1,563           -         754        2,317
Income (loss)from
    continuing operations     $(22,415)     $ 5,859    ($4,938)    ($21,494)

Average shares outstanding      19,095                               19,095

Earnings (loss) per share from
  continuing operations        $(1.17)                               $(1.13)

Pro-Forma Adjustments
 (a) Amortization of excess cost of investment over fair value of net assets acquired over 25 years.
 (b)   Eliminate previous historical amortization.
 (c)   Adjustment based on additional fair value of fixed assets.
 (d) Eliminate interest expense charged by former parent corporation, no existing debt being assumed.
 (e)   Additional interest expense based on acquisition borrowings.
 (f)   Tax adjustment is based on deductible items at statutory rates.
 (g) Minority interest is based on 45% of the after tax earnings of Leigh-Mardon.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

         AMERICAN BANKNOTE CORPORATION


DATE: August 14, 1996



         BY: s/ John T. Gorman
         John T. Gorman
         Executive Vice President and
         Chief Financial Officer

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